Exhibit 10.3

REDEMPTION OF LIMITED PARTNER INTEREST AGREEMENT

This Redemption of Limited Partner Interest Agreement (this “Agreement”) is entered into as of December 14, 2018, by and among Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (“GCEAR”), Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Griffin Capital Essential Asset Advisor, LLC, a Delaware limited liability company (“GCEAR Advisor”).

WHEREAS, GCEAR is the general partner of the Operating Partnership and GCEAR Advisor is a limited partner of the Operating Partnership;

WHEREAS, in connection with the entry into the Contribution Agreement by and among GCEAR, the Operating Partnership, Griffin Capital Company, LLC and Griffin Capital, LLC, dated as of December 14, 2018 (the “Contribution Agreement”), Griffin Capital Company, LLC, as the ultimate parent company of GCEAR Advisor, has caused GCEAR Advisor to submit for redemption all of the limited partnership interests in the Operating Partnership owned by GCEAR Advisor (the “Advisor Limited Partner Interests”), and the Operating Partnership has agreed to redeem the Advisor Limited Partner Interests.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GCEAR, as the general partner of the Operating Partnership, the Operating Partnership, and GCEAR Advisor, intending to be legally bound, hereby agree as follows:

1.Defined Terms. Except as otherwise set forth herein, capitalized terms used herein have the meanings assigned to them in the Contribution Agreement.

2.Redemption of Advisor Limited Partner Interest. Pursuant to the terms and subject to the conditions of the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, and for good and valuable consideration as described in the Contribution Agreement, GCEAR, as the general partner of the Operating Partnership, and the Operating Partnership hereby redeem all of GCEAR Advisor’s right, title, and interest in and to the Advisor Limited Partner Interests.

3.Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.Binding Effect; Amendments. This Agreement shall be binding on, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person or any party to this Agreement. Neither this Agreement, nor any

Exhibit 10.3

term or provision hereof, may be altered or amended in any manner except by an instrument in writing signed by the party against whom the enforcement of any such change is sought.

5.Governing Law. This Agreement shall be governed by, interpreted and construed in accordance with the Laws of the State of Delaware without regard to conflict of law principles that would result in the application of any Law other than the law of the State of Delaware.

6.Counterparts. This Agreement and any amendment hereby may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

7.Conflict with Contribution Agreement. This Agreement is an instrument of transfer contemplated by, and executed pursuant to the Contribution Agreement. In the event of any conflict or inconsistency between the terms of the Contribution Agreement and the terms hereof, the terms of the Contribution Agreement will prevail.

[Signatures appear on next page]

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

GCEAR: GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. By: /s/ Kevin A. Shields Kevin A. Shields Chief Executive Officer
OPERATING PARTNERSHIP: GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P.
By: GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Its General Partner
By: /s/ Kevin A. Shields Kevin A. Shields Chief Executive Officer
GCEAR ADVISOR: GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR, LLC By: /s/ Kevin A. Shields Kevin A. Shields President

[Signature page to Redemption of Limited Partner Interest Agreement]

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